EXHIBIT 32.2

SECTION 1350 CERTIFICATION

I, Tom D. Benscoter, Chief Financial Officer of Prosoft Learning Corporation (the “Company”), pursuant to 18 U.S.C. §1350 as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, in connection with the accompanying Quarterly Report on Form 10-QSB (the “Report”) for the fiscal quarter ended October 31, 2005, as filed with the United States Securities and Exchange Commission, do hereby certify that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company in respect of those items required to be described or presented in such Report under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934.

/s/ Tom D. Benscoter
Tom D. Benscoter
Chief Financial Officer

Date: December 12, 2005